Exhibit 5
                                   LAW OFFICES


                           DRINKER BIDDLE & REATH LLP
                         SUITE 300, 1000 WESTLAKES DRIVE
                         BERWYN, PENNSYLVANIA 19312-2409
                              Phone (610) 993-2200
                               Fax (610) 993-8585

                                  May 31, 2000

Urban Outfitters, Inc.
1809 Walnut Street
Philadelphia, PA 19103

Gentlemen:

     We have acted as counsel to Urban Outfitters, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 1,250,000 Common Shares of the Company, par value $.000l per share (the "Shares"), issuable under the Company's 2000 Stock Incentive Plan (the "Plan").

     In that capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and the By-Laws of the Company, as amended through the date hereof, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

     In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company, in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the Business Corporation Law of the Commonwealth of Pennsylvania and the laws of the Commonwealth of Pennsylvania.

     Please be advised that Harry S. Cherken, Jr., a director of the Company, is a partner in our firm. Mr. Cherken owns 8,000 of the Company's Common Shares and owns options to buy 62,000 of the Company's Common Shares.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ DRINKER BIDDLE & REATH LLP
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                                        DRINKER BIDDLE & REATH LLP

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